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                                                                      EXHIBIT 5

               [On Robinson, Bradshaw & Hinson, P.A. letterhead]


                                October 18, 2000


Affinity Technology Group, Inc.
1201 Main Street, Suite 2080
Columbia, South Carolina  29201

         Re:      Affinity Technology Group, Inc.
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Affinity Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the registration of 6,340,426 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company ("Common Stock") under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed today by the Company with the Securities and Exchange Commission (the "Commission"). The Shares consist of:
(i) up to 6,105,426 shares of Common Stock (the "Debenture Shares") that may be issued by the Company under the Convertible Debenture and Warrants Purchase Agreement, dated as of September 22, 2000, between the Company and AMRO International, S.A. (the "Purchase Agreement") pursuant to the 8% Convertible Debenture, in the form attached as Exhibit 4.9 to the Registration Statement (the "Debenture"), to be issued by the Company pursuant to the Purchase Agreement; (ii) 200,000 shares of Common Stock (the "AMRO Warrant Shares") that may be issued by the Company pursuant to a Stock Purchase Warrant, in the form filed as Exhibit 4.10 to the Registration Statement (the "AMRO Warrant"), to be issued by the Company pursuant to the Purchase Agreement; and (iii) 35,000 shares of Common Stock (the "Cardinal Warrant Shares") that may be issued by the Company pursuant to a Stock Purchase Warrant, in the form filed as Exhibit
4.12 to the Registration Statement (the "Cardinal Warrant"), to be issued by the Company pursuant to an Engagement Agreement, dated as of March 2000, between the Company and Cardinal Securities, LLC. This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Registration S-K.

         In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinions expressed herein, and we have relied on an officer's certificate as to certain factual matters.

         Based on the foregoing, we are of the opinion that:

1. The Debenture Shares are duly authorized and, when issued and paid for in accordance with the terms of the Debenture, and upon receipt by the Company of the entire amount of the consideration therefor as authorized by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

2. The AMRO Warrant Shares are duly authorized and, when issued and paid for in accordance with the terms of the AMRO Warrant, and upon receipt by the Company of the entire amount of the consideration therefor as authorized by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

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Affinity Technology Group, Inc.
October 18, 2000
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3.       The Cardinal Warrant Shares are duly authorized and, when issued and paid for in accordance with the terms of the Cardinal Warrant, and upon receipt by the Company of the entire consideration therefor as authorized by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                             Very truly yours,


                                             Robinson, Bradshaw & Hinson, P.A.

                                             By:  /s/ David W. Dabbs
                                                  -----------------------------
                                                  David W. Dabbs